Exhibit (a)(11)





                 AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

                  AMENDMENT NO. 3, dated as of September 25, 2002 (this "Amendment"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and UNILAB CORPORATION, a Delaware corporation (the "Company").

                  WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger, dated as of April 2, 2002, as amended on May 13, 2002 and June 20, 2002 (the "Merger Agreement"); and

                  WHEREAS, the parties have been engaged in discussions relating to the terms of the Merger Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the Merger Agreement shall be amended, in accordance with Section 11.02 thereof, as follows:

                  1. Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Merger Agreement. Each reference to "hereof", "herein", "hereby" and "this Agreement" shall from and after the date hereof refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, the date of the Merger Agreement, as amended hereby, shall in all instances remain as April 2, 2002, and references to "the date hereof" and "the date of this Agreement" shall continue to refer to April 2, 2002.

                  2. Termination. Section 10.01(d)(i) of the Merger Agreement is hereby amended by replacing the date "September 30, 2002" therein with the date "November 30, 2002."


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                  3. Authorizations. Each of Parent, Merger Sub and the Company
represents and warrants that this Amendment has been duly authorized by all necessary corporate action.

                  4. Effect of Agreement. Except as and to the extent expressly modified by this Amendment, the Merger Agreement shall remain in full force and effect in all respects.

                  5. Miscellaneous. The provisions contained in Article XI of the Merger Agreement are incorporated by reference in this Amendment as though they were expressly set forth herein.

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                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                QUEST DIAGNOSTICS INCORPORATED



                                By:       /s/  Kenneth W. Freeman
                                    --------------------------------------------
                                    Name:   Kenneth W. Freeman
                                    Title:  Chairman and Chief Executive Officer


                                QUEST DIAGNOSTICS NEWCO INCORPORATED



                                By:       /s/  Kenneth W. Freeman
                                    --------------------------------------------
                                    Name:   Kenneth W. Freeman
                                    Title:  Chief Executive Officer


                                UNILAB CORPORATION



                                By:       /s/  Robert E. Whalen
                                    --------------------------------------------
                                    Name:   Robert E. Whalen
                                    Title:  Chairman and Chief Executive Officer